UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2024

BiomX Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Einstein St., Floor 4 Ness Ziona, Israel	7414003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +972 723942377

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant entitling the holder to receive one half share of Common Stock	PHGE.U	NYSE American
Shares of Common Stock, $0.0001 par value	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On April 11, 2024, the Board of Directors (the “Board”) of BiomX Inc. (the “Company”), pursuant to a recommendation of the Nominating and Corporate Governance Committee of the Board, increased the size of the Board to eight members and appointed Susan Blum to serve as a Class II Director of the Company, with a term expiring at the Company’s annual meeting of stockholders in 2025, in order to fill the resulting vacancy on the Board. Ms. Blum was also appointed to serve as a member and chair of the audit committee of the Board, and she was designated as an “audit committee financial expert”.

Ms. Blum, age 52, is the Chief Financial Officer of Melinta Therapeutics, LLC. (“Melinta”). She previously served as Melinta’s Vice President of Finance & Chief Accounting Officer from 2018 to 2021 and as its Controller from 2016 to 2018. Melinta filed for Chapter 11 bankruptcy in December 2019 and successfully emerged from bankruptcy under a plan of reorganization in April 2020 as a private company. Prior to joining Melinta, Ms. Blum served as Corporate Controller at Textura Corporation from 2013 to 2016. Ms. Blum also served as Director of External Reporting and Technical Accounting at Orbitz Worldwide, Inc. (NYSE: OWW) from 2011 to 2013. Ms. Blum began her career in public accounting at Ernst & Young, where she spent nearly seven years, and then spent seven years at Facet Biotech Corporation and PDL BioPharma, Inc. (Nasdaq: PDLI) before joining Orbitz. Ms. Blum holds a B.S. in Business Commerce from Santa Clara University and is a Certified Public Accountant.

There is no arrangement or understanding between Ms. Blum and any other person pursuant to which Ms. Blum was selected as a Director. There are no transactions, relationships or agreements between Ms. Blum and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

The Board concluded that Ms. Blum is qualified to serve as a Director and audit committee member and is independent under the rules of the NYSE American LLC. For her service as a Director, Ms. Blum will be entitled to the compensation the Company generally provides to its Directors, with the annual cash fees prorated.

In connection with her appointment, the Company entered into an indemnification agreement with Ms. Blum, effective as of April 11, 2024, on substantially the same terms as the agreements previously entered between the Company and each of its other Directors. The form of indemnification agreement entered into between the Company and its Directors is filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K, filed on April 4, 2024, and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 11, 2024, the Board approved amendments to the Company’s Amended and Restated Bylaws (as so amended, the “Amended Bylaws”), effective as of such date, to eliminate the requirements that the Board and its committees be comprised of an odd number of directors. The Amended Bylaws amend Sections 1, 2 and 14 of Article II of the Amended and Restated Bylaws to delete such requirements.

The foregoing summary description of the Amended Bylaws is not intended to be complete and is qualified in its entirety by reference to the complete text of the Amended Bylaws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. In addition, a marked copy of the Amended Bylaws indicating changes made to the Company’s bylaws as they existed immediately prior to the adoption of the Amended Bylaws is attached as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws of the Company, as amended on April 11, 2024

3.2	Amended and Restated Bylaws of the Company, as amended on April 11, 2024 (marked copy)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMX INC.

April 15, 2024	By:	/s/ Avraham Gabay
		Name:	Avraham Gabay
		Title:	Interim Chief Financial Officer

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